Exhibit 24.1

GENERAL DYNAMICS CORPORATION	POWER OF
Commission File Number 333-	ATTORNEY
IRS No. 13-1673581	Filings with SEC

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, L. HUGH REDD and DAVID A. SAVNER as his true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, or other appropriate form, and any and all amendments thereto (including, without limitation, any post-effective amendments thereto), for the purpose of registering under the Securities Act of 1933 shares issuable under the General Dynamics 2009 Equity Compensation Plan and the 2009 General Dynamics United Kingdom Share Save Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 4th day of March 2009.

/s/ NICHOLAS D. CHABRAJA	/s/ JOHN M. KEANE
Nicholas D. Chabraja	John M. Keane

/s/ JAMES S. CROWN	/s/ DEBORAH J. LUCAS
James S. Crown	Deborah J. Lucas

/s/ WILLIAM P. FRICKS	/s/ LESTER L. LYLES
William P. Fricks	Lester L. Lyles

/s/ CHARLES H. GOODMAN	/s/ CARL E. MUNDY, JR.
Charles H. Goodman	Carl E. Mundy, Jr.

/s/ JAY L. JOHNSON	/s/ J. CHRISTOPHER REYES
Jay L. Johnson	J. Christopher Reyes

/s/ GEORGE A. JOULWAN	/s/ ROBERT WALMSLEY
George A. Joulwan	Robert Walmsley

/s/ PAUL G. KAMINSKI
Paul G. Kaminski